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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 19, 1996 in the Registration Statement (Form S-4) and related Prospectus of Bay Networks, Inc. for the registration of 7,000,000 shares of its common stock and to the incorporation by reference therein of our report with respect to the financial statement schedule of Bay Networks, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                                   ERNST & YOUNG LLP

Palo Alto, California
October 15, 1996